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                                  UNITED STATES
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 31, 2001
                                                    ------------------


                         Rushmore Financial Group, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


        Texas                            000-24057                       75-2375969
        -----                            ---------                       ----------
(State of Incorporation)        (Commission File Number)     (I.R.S. Employer Identification No.)


                 13355 Noel Road, Suite 300, Dallas, Texas 75240
                 -----------------------------------------------

                    (Address of principal executive offices)


                                  972-308-8858
                 -----------------------------------------------
                (Issuer's telephone number, including area code)


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Item 5. Other Events

Issuance of Series 2002A Preferred Stock

On December 31, 2001 the Company authorized the issuance of a new series of Preferred Stock, designated as Series 2002A Preferred Stock. The Company authorized the issuance of 100,000 shares of this stock at a par value of $10 per share, for a total issuance value of $1,000,000. The stock carries a cumulative dividend of 9% per year, and is convertible into shares of the Company's Common Stock at a rate of 40 shares of common stock for each share of preferred stock. Further, the stock is callable by the Company at any time after January 1, 2005, or sooner in the event the common stock of the company shall attain a closing sales price on the Nasdaq SmallCap Market of $1.00 per share or more for ten consecutive trading days.

As of December 31, 2001, the Company had received cash of $315,000 for issuance of Series 2002A Preferred Stock. The following pro forma statement shows the effect of this issuance and application of proceeds as if it had occurred on September 30, 2001:


                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                       ProForma Consolidated Balance Sheet
                               September 30, 2001



                                                                      Pro Forma
                                                  As Reported         Adjustment        As Adjusted
                                                ---------------    ---------------    ---------------
      ASSETS

Cash and equivalents                            $       135,540            115,000    $       250,540
Property and equipment, net                           2,063,258                 --          2,063,258
Goodwill, net                                         1,146,838                 --          1,146,838
Other assets                                            756,620                 --            756,620
                                                ---------------    ---------------    ---------------
     Total assets                               $     4,102,256    $       115,000    $     4,217,256
                                                ===============    ===============    ===============

         LIABILITIES & EQUITY
Liabilities:
     Notes payable                                      407,086           (200,000)           207,086
     Other liabilities                                1,235,750                 --          1,235,750
                                                ---------------    ---------------    ---------------
         Total liabilities                            1,642,836           (200,000)         1,442,836
                                                ---------------    ---------------    ---------------

Equity:
     Preferred stock                                    690,430            315,000          1,005,430
     Common stock                                        68,539                 --             68,539
     Additional paid-in-capital                      12,061,002                 --         12,061,002
     Subscriptions received                              31,016                 --             31,016
     Treasury stock                                    (421,022)                --           (421,022)
     Accumulated deficit                             (9,970,545)                --         (9,970,545)
                                                ---------------    ---------------    ---------------
         Total equity                                 2,459,420            315,000          2,774,420
                                                ---------------    ---------------    ---------------
         Total liabilities & equity             $     4,102,256    $       115,000    $     4,217,256
                                                ===============    ===============    ===============

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Forward looking statements

This document includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this filing.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits

             A    Letter of Designations for the Company's Series
                  2002A Preferred Stock.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Rushmore Financial Group, Inc.

Dated: January 14, 2002                 By /s/ D. M. Rusty Moore, Jr.
                                        --------------------------------
                                        D. M. Rusty Moore, Jr., CEO

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  A               Letter of Designations for the Company's Series 2002A
                  Preferred Stock.